SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
 of the Securities Exchange Act of 1934
Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only as permitted by Rule 14c-6(e)(2)

☒	Definitive Information Statement
AMERICAN BEACON FUNDS
(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

AMERICAN BEACON SMALL CAP VALUE FUND

4151 Amon Carter Boulevard, MD 2450
Fort Worth, Texas  76155

INFORMATION STATEMENT

This document is an Information Statement for the shareholders of the American Beacon Small Cap Value Fund (“Fund”).  On August 8, 2014, the Board of Trustees (“Trustees” or “Board”) of the American Beacon Funds (“Trust”) approved the appointment of Hillcrest Asset Management, LLC (“Hillcrest”) as a new sub-advisor to the Fund.  On September 19, 2014, Hillcrest began managing a portion of the Fund’s assets.  The Fund’s remaining assets are managed by Barrow, Hanley, Mewhinney & Strauss, LLC, Brandywine Global Investment Management, LLC, Dreman Value Management, LLC, Hotchkis and Wiley Capital Management, LLC and The Boston Company Asset Management, LLC.  The appointment of Hillcrest has not resulted in any changes to the Fund’s investment objective, strategies or management fee rate paid by the Fund to American Beacon Advisors, Inc. (“Manager”).  The aggregate management and investment advisory fee rate paid by the Fund to the Manager and the Fund’s sub-advisors has not increased.

The Information Statement is being furnished by the Board of the Trust in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission (“SEC Order”).  Pursuant to the SEC Order, the Manager and the Trust, on behalf of the Fund, are permitted to enter into new or modified advisory agreements with existing or new unaffiliated sub-advisors with the approval of the Board, but without approval of Fund shareholders.

The purpose of this Information Statement is to provide you with information about Hillcrest.  This information statement also discusses the terms of the investment advisory agreement among Hillcrest, the Manager and the Trust on behalf of the Fund, dated August 19, 2014 (“Agreement”).  No action is required of you.  We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

INTRODUCTION

The Manager is located at 4151 Amon Carter Boulevard, MD 2450, Fort Worth, Texas 76155.  The Manager serves as the Fund’s investment manager and administrator.  In this capacity, the Manager, among other things, develops the Fund’s overall investment strategies, allocates assets among the Fund’s sub-advisors and oversees the Fund’s sub-advisors, including Hillcrest.

This Information Statement will be mailed on or about October 24, 2014 to the Fund’s shareholders of record as of October 8, 2014 (“Record Date”).  The Fund will bear the expenses incurred in connection with preparing and delivering this Information Statement.  If you invest in the Fund through a financial institution and you share an address with other Fund shareholders, you will be delivered a single copy of this Information Statement, unless you have instructed your financial institution to deliver separate copies.  If you receive a single copy of this Information Statement and wish to request additional copies, please call 1-800-658-5811.  If you wish to receive separate copies of future mailings from your financial institution, please contact the financial institution through which you invest.  You may obtain a copy of the Fund’s most recent Annual Report and Semi-Annual Report to Shareholders, free of charge, by writing to American Beacon Funds at P.O. Box 219643, Kansas City, MO 64121, by calling 1-800-658-5811 or by visiting www.americanbeaconfunds.com.

The issued and outstanding shares of the Fund as of the Record Date are set forth in Appendix A.  Please see Appendix B for a listing of shareholders deemed to own beneficially more than 5% of the shares of the Fund as of the Record Date.  As of the Record Date, the Trustees and officers of the Fund, as a group, owned less than 1% of the outstanding shares of beneficial interest of the Fund.

APPOINTMENT OF HILLCREST ASSET MANAGEMENT, LLC

On June 4, 2014 and August 8, 2014, the Board considered the appointment of Hillcrest as an investment advisor to the Fund.  The Board reviewed the information provided by Hillcrest in connection with its consideration of Hillcrest and the Agreement.  The Board considered, among other materials, responses by Hillcrest to inquiries requesting:
  a description of the advisory and related services proposed to be provided to the Fund, including whether such services will differ from the services provided to other clients;
  identification of the professional personnel to perform services for the Fund and their education, experience and responsibilities;
  a comparison of the performance of accounts managed by Hillcrest in the same strategy as the Fund with the performance of applicable peer groups and indices;
  a description of the proposed advisory fee rate, a comparison to the fee rates charged to other clients in the same strategy as the Fund for which Hillcrest provides comparable services and an explanation of any differences between the fee rate schedules, and any anticipated economies of scale;
  information regarding Hillcrest’s financial condition;
  a description of Hillcrest’s compliance program and any material compliance issues, as well as its trading processes; and
  any other information Hillcrest believed would be material to the Board’s consideration of the Agreement.
The Board considered multiple factors when evaluating Hillcrest and in approving the Agreement, including that the Manager had screened a number of small cap value advisors to identify Hillcrest.  The Board also considered Hillcrest’s experience in managing small cap value assets, its reputation and financial condition, its overall capabilities to perform the services under the Agreement and its willingness to perform those services for the Fund.

The Board did not identify any particular information that was most relevant to its consideration of the Agreement, and each Trustee may have afforded different weight to the various factors.  The Trustees posed questions to various management personnel of the Manager regarding certain key aspects of the materials submitted in support of the approval.  The Board also noted that the Board’s Investment Committee met with management personnel in advance of the Board meeting on June 4, 2014 and discussed Hillcrest’s small cap value strategy and investment management capabilities at that time.  Legal counsel to the independent Trustees provided the Board with a memorandum regarding its responsibilities pertaining to the approval of the Agreement.  Based on its evaluation, the Board unanimously concluded that the terms of the Agreement were reasonable and fair and that the approval of the Agreement was in the best interests of the Fund.

Provided below is an overview of the primary factors considered by the Board at its August 8, 2014 meeting at which the Board considered the approval of the Agreement.  In determining whether to approve the Agreement, the Board considered, among other things, the following factors: (1) the nature and quality of the services provided; (2) the investment performance of Hillcrest; (3) the extent to which economies of scale have been taken into account in setting the fee schedule and whether fee levels reflect these economies of scale, if any; (4) costs of the services to be provided by Hillcrest; (5) comparisons of services and fees with contracts entered into by Hillcrest with other clients; and (6) any other benefits derived or anticipated to be derived by Hillcrest from its relationship with the Fund.

Nature, extent and quality of the services to be provided by Hillcrest.  The Board considered information regarding Hillcrest’s principal business activities, its reputation, financial condition and overall capabilities to perform the services under the Agreement.  In addition, the Board considered Hillcrest’s investment resources, infrastructure and the adequacy of its compliance program.  In addition, the Board considered the background and experience of the personnel who will be assigned responsibility for managing the portion of the Fund’s assets allocated to Hillcrest.  In this respect, the Board noted that Hillcrest personnel had significant experience working at larger asset management firms.  The Board considered Hillcrest’s representation that its financial condition is adequate to support the provision by Hillcrest of high quality advisory services to the Fund and that current and projected staffing levels were adequate to service the Fund.  The Board also factored in Hillcrest’s representations regarding the capacity it would reserve for the Fund in its small cap value strategy.  In addition, the Board took into consideration the Manager’s recommendation of Hillcrest.  Based on this information, the Board concluded that the nature, extent and quality of the advisory services to be provided by Hillcrest were appropriate for the Fund in light of its investment objective, and, thus, supported a decision to approve the Agreement.

Performance of Hillcrest. The Board evaluated the performance information provided by Hillcrest regarding the performance of Hillcrest’s Small Cap Composite, which is comprised of accounts that Hillcrest manages pursuant to its small cap value mandate (“Composite”), gross of management fees, as compared to the Russell 2000 Value Index (“Index”) and the eVestment Small Cap Value Universe (“Peer Group”).  The Board noted that the Composite outperformed the annualized performance of the Index and the Peer Group for each of the one-, three- and five-year periods ended June 30, 2014.  Based on this information, the Board concluded that the historical investment performance record of Hillcrest supported the approval of the Agreement.

Comparisons of the amounts to be paid under the Agreement with those under contracts between Hillcrest and its other clients.  In evaluating the Agreement, the Board reviewed Hillcrest’s proposed advisory fee schedule for services to be performed by Hillcrest on behalf of and to be paid by the Fund.  The Board considered comparisons of the advisory fee rate to be charged by Hillcrest under the Agreement to the fee rates charged by Hillcrest to other clients with a similar investment mandate.  The Board considered Hillcrest’s representation that the proposed fee rate is lower than its fee rate schedules for comparable clients.  After evaluating this information, the Board concluded that the advisory fee rate under the Agreement was reasonable in light of the services to be provided to the Fund.

Extent to which economies of scale would be realized as the Fund grows and whether fee levels reflect these economies of scale for the benefit of Fund investors.  The Board considered Hillcrest’s representation that the proposed fee rate schedule includes “breakpoints” that anticipate economies of scale in connection with the services that it will provide to the Fund.  Thus, the Board concluded that the Fund is receiving economies of scale due to the breakpoints incorporated into the fee schedule.

Costs of the services to be provided and profits to be realized by Hillcrest and its affiliates from the relationship with the Fund.  The Board did not consider the costs of the services to be provided and any potential profits to be realized by Hillcrest from its relationship with the Fund, noting instead the arm’s length nature of the relationship between the Manager and Hillcrest with respect to the negotiation of the advisory fee rate on behalf of the Fund.

Benefits to be derived by Hillcrest from the relationship with the Fund.  The Board considered the “fall-out” or ancillary benefits that may accrue to Hillcrest as a result of its relationship with the Fund, including greater exposure in the marketplace with respect to Hillcrest’s investment process and expanding the level of assets under management by Hillcrest.  The Board also noted Hillcrest’s relatively small amount of assets under management and its representation to the effect that greater assets under management will allow Hillcrest to be considered as a manager by larger financial institutions that require the firms they hire to have a minimum level of assets under management.  The Board also considered Hillcrest’s representation that Hillcrest does not have any soft dollar arrangements for services and does not plan on having any in the future.  Based on the foregoing information, the Board concluded that the potential benefits accruing to Hillcrest by virtue of its relationship with the Fund appear to be fair and reasonable.

Board’s Conclusion.  Based on the various considerations described above, the Board, including a majority of Trustees who are not “interested persons” of the Trust, the Manager or Hillcrest, as that term is defined in the 1940 Act, concluded that the proposed investment advisory fee is reasonable and that the approval of the Agreement is in the best interests of the Fund and its shareholders and, as a result, approved the Agreement.

DESCRIPTION OF THE INVESTMENT ADVISORY AGREEMENT

The Agreement among Hillcrest, the Trust and the Manager, which is dated August 19, 2014, will continue in effect for an initial term of two years.  After the initial two-year term, the Agreement will continue in effect only if it is approved annually by the Board or by the vote of the shareholders of a majority of the outstanding shares of the Fund, and also, in either event, approval by a majority of the Independent Trustees.

Under the Agreement, Hillcrest manages a portion of the Fund’s assets allocated to it by the Manager.  The Manager may change the amount of assets allocated to Hillcrest at any time.  Hillcrest has discretion pursuant to the Agreement to purchase and sell securities for its allocated segment of Fund assets in accordance with the Fund's objectives, policies and restrictions, and the more specific guidelines provided by the Manager.  In addition, Hillcrest may request that the Manager make investment decisions with respect to the portion of the allocated assets that Hillcrest determines should be invested in short-term investments.  Hillcrest is subject to general supervision by the Board and officers of the Fund and the Manager.  With the appointment of Hillcrest, the aggregate advisory fee rate of 0.42% of net assets allocated to the Fund’s sub-advisors will not increase.

The Agreement does not protect Hillcrest against any liability to the Fund or its shareholders to which Hillcrest might otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under the Agreement.  The Agreement will automatically and immediately terminate upon its assignment and may be terminated without penalty at any time by the Manager, by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of a Fund on not less than thirty days’ nor more than sixty days’ written notice.  Hillcrest may also terminate the Agreement without penalty upon sixty days’ written notice to the Manager.

INFORMATION ABOUT HILLCREST ASSET MANAGEMENT, LLC
Hillcrest, located at 2805 Dallas Parkway, Suite 250, Plano, Texas 75093, was founded in 2007.   Hillcrest is independent and 51% owned by the employees.  Grail Partners owns 31% of Hillcrest, 13% is owned by CHJ Capital Management and 3% is owned by other investors.  Net assets under the management of Hillcrest were approximately $338.8 million as of September 30, 2014.

The following table provides the name and principal occupation of the directors and executive officers of Hillcrest. The address of each of the directors and executive officers as it relates to that person’s position with Hillcrest is 2805 Dallas Parkway, Suite 250, Plano, Texas 75093.

Name	Principal Occupation*
Brian Bruce	Chief Executive Officer
Deborah Ann Trask	Chief Compliance Officer
Douglas E. Stark	Managing Director
Brandon L. Troegle	Portfolio Manager
*None of the principal executive officers and directors of Hillcrest listed above have other principal employment other than their respective positions with Hillcrest or positions with Hillcrest affiliates.

Hillcrest does not serve as investment advisor to any other investment company registered under the 1940 Act.

INFORMATION ABOUT THE FUND’S INVESTMENT ADVISORS

The Fund’s investment advisors serve as investment advisors with respect to the portion of Fund assets allocated to them, pursuant to separate investment advisory agreements.  The assets of the Fund currently are allocated by the Manager to the following investment advisors:

Barrow, Hanley, Mewhinney & Strauss, LLC
Brandywine Global Investment Management, LLC
Dreman Value Management, LLC
Hillcrest Asset Management, LLC
Hotchkis and Wiley Capital Management, LLC
The Boston Company Asset Management, LLC

Assets are allocated in this manner to provide diversification and to reduce the possible impact of any one investment advisor’s sub-par performance on the performance of the Fund.

PRINCIPAL UNDERWRITER AND AFFILIATED BROKERS

Foreside Fund Services, LLC, located at Three Canal Plaza, Suite 100, Portland, Maine 04101, is the Fund’s principal underwriter. The Fund did not pay any brokerage commissions to affiliated brokers during its most recently completed fiscal year.

Important Notice Regarding Electronic Availability of the Information Statement.  This Information Statement and the Fund’s most recent annual and semi-annual reports to shareholders are available on the Internet at www.americanbeaconfunds.com.

*  *  *  *  *

By Order of the Board of Trustees,

/s/ Rosemary K. Behan
Rosemary K. Behan
Secretary & Chief Legal Officer

October 24, 2014

APPENDIX A

AMERICAN BEACON SMALL CAP VALUE FUND OUTSTANDING SHARES
(As of September 30, 2014)

Outstanding Shares	A Class	C Class	Y Class	Advisor Class	AMR Class	Institutional Class	Investor Class	Retirement Class
Small Cap Value Fund	1,092,368	364,011	7,029,749	4,178,808	14,712,739	144,813,695	31,632,938	492,490

APPENDIX B

AMERICAN BEACON SMALL CAP VALUE FUND
BENEFICIAL OWNERS OF 5% OR MORE OF SHARES
AS OF SEPTEMBER 30, 2014

Small Cap Value Fund	Total Fund (listed if over 25%)	A Class	C Class	Y Class	Advisor Class	AMR Class	Institutional Class	Investor Class	Retirement Class
CHARLES SCHWAB & CO INC SPECIAL CUST EXCLUSIVE BENEFIT OF CUSTOMERS* ATTN MUTUAL FUNDS 101 MONTGOMERY ST SAN FRANCISCO CA 94104-4151				5%			13%	14%
FIRST CLEARING LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMERS* 2801 MARKET ST ST LOUIS MO 63103-2523			13%	9%
LPL FINANCIAL* 9785 TOWNE CENTRE DRIVE SAN DIEGO CA 92121-1968		8%		8%
MERRILL LYNCH PIERCE FENNER & SMITH INC* (HOUSE ACCOUNT) THE AMERICAN BEACON FUNDS 4800 DEER LAKE DR EAST JACKSONVILLE FL 32246-6484			12%	7%
NATIONAL FINANCIAL SERVICES CORP* FOR THE EXCLUSIVE BENEFIT OF THEIR CUSTOMERS CHURCH STREET STATION 100 CROSBY PKWY COVINGTON KY 41015-4325	33%			6%	15%		47%	46%
PERSHING LLC* 1 PERSHING PLZ JERSEY CITY NJ 07399-0001			6%
UBS WM USA* OMNI ACCOUNT M/F 1000 HARBOR BLVD 5TH FLR WEEHAWKEN NJ 07086-6761			9%
DCGT AS TTEE AND/OR CUST FBO PLIC VARIOUS RETIREMENT PLANS OMNIBUS 711 HIGH STREET DES MOINES IA 50392-0001			5%			11%		5%	24%
FIIOC FBO STOUT RISIUS ROSS INC 401(K) PS PLAN 100 MAGELLAN WAY		8%

Small Cap Value Fund	Total Fund (listed if over 25%)	A Class	C Class	Y Class	Advisor Class	AMR Class	Institutional Class	Investor Class	Retirement Class
(KW1C) COVINGTON KY 41015-1999
GREAT-WEST LIFE & ANNUITY FBO FUTURE FUNDS II 8515 E ORCHARD RD # 2T2 GREENWOOD VLG CO 80111-5002		16%
GREAT-WEST TRUST COMPANY LLC TTEE F EMPLOYEE BENEFITS CLIENTS 401K 8515 E ORCHARD RD 2T2 GREENWOOD VILLAGE CO 80111-5002		20%			6%
GREAT-WEST TRUST CO LLC FBO PUTNAM FBO RECORDKEEPING FOR VARIOUS BENEF 8515 E ORCHARD RD 2T2 GREENWOOD VILLAGE CO 80111-5002				7%
JP MORGAN CHASE BANK TTEE $UPER $AVER CAP ACCUM PLAN FOR EE OF PTP AMR CORP SUBSID C/O JP ORGAN/AMERICAN CENTURY RPS PO BOX 419784 KANSAS CITY MO 64141-6784						83%
JP MORGAN CHASE BANK TTEE $UPER $AVER CAP PTP AMR CORP AGGRESSIVE LIFESTYLE PORTFOLIO C/O JP MORGAN/AMERICAN CENTURY RPS PO BOX 419784 KANSAS CITY MO 64141-6784						6%
LINCOLN RETIREMENT SERVICES COMPANY FBO BCPS PO BOX 7876 FORT WAYNE IN 46801-7876		5%
MELLON FINANCIAL C/F FLORIDA RETIREMENT SYSTEMS PEORP MUTUAL FUND OPS PO BOX 3198 PITTSBURGH PA 15230-3198							6%
MERCER TRUST COMPANY TTEE FBO SOUTHERN WINE & SPIRITS OF AMERICA 401(K) PLAN ATTN DC PLAN ADMIN MS U-I-G 1 INVESTORS WAY NORWOOD MA 02062-1599				12%
PIMS/PRUDENTIAL RETIREMENT				6%

Small Cap Value Fund	Total Fund (listed if over 25%)	A Class	C Class	Y Class	Advisor Class	AMR Class	Institutional Class	Investor Class	Retirement Class
AS NOMINEE FOR THE TTEE/CUST PL ATHENE SAVINGS & RETIREMENT PLAN 7700 MILLS CIVIC PKWY WDM IA 50266-3862
PIMS/PRUDENTIAL RETIREMENT AS NOMINEE FOR THE TTEE/CUST PL THE INFIRMARY 401(K) PLAN 5 MOBILE INFIRMARY CIR MOBILE AL 36607-3513					9%
PIMS/PRUDENTIAL RETIREMENT AS NOMINEE FOR THE TTEE/CUST PL PREMIER FARNELL CORPORATION 4180 HIGHLANDER PKWY RICHFIELD OH 44286-9352					6%
SAXON & CO PARTNERSHIP FBO CUSTOMER PO BOX 7780-1888 PHILADELPHIA PA 19182-0001					8%
VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY ONE ORANGE WAY WINDSOR CT 06095-4773									32%
WELLS FARGO BANK FBO VARIOUS RETIREMENT PLANS 1525 WEST WT HARRIS BLVD CHARLOTTE NC 28288-1076				15%
__________
*Denotes record owner of Fund shares only